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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 22, 2005, in the Amendment No. 1 to the Registration Statement (Form F-4/A) and related Prospectus of Agnico-Eagle Mines Limited dated July 29, 2005.

/S/ ERNST & YOUNG LLP

ERNST & YOUNG LLP
Chartered Accountants

Toronto, Canada
July 29, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM